Exhibit 3.3

BYLAWS

OF

VIDA GLOBAL INC.

A Delaware Corporation

These Bylaws of VIDA Global Inc. (these “Bylaws”) shall govern the operation of VIDA Global Inc., a Delaware corporation (the “Corporation”).

ARTICLE I

REGISTERED OFFICE

The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware, shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office (which need not be a place of business or principal office of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof. However, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

Section 2. Quorum; Required Vote for Shareholder Action; Adjournment of Meetings. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of at least a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy thereat (determined based on the relative number of votes to which each share is entitled with respect to the election of directors), shall constitute a quorum at any such meeting for the transaction of business; the affirmative vote of the holders of at least a majority of such stock so present or represented at such meeting at which a quorum is present shall constitute the act of the stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to destroy the quorum.

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Notwithstanding other provisions of the Certificate of Incorporation or these Bylaws, the chairman of the meeting of stockholders or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the most recent annual meeting of stockholders. If the Board of Directors has not fixed a place for the holding of the annual meeting of stockholders in accordance with this Article II, Section 3, such annual meeting shall be held at the principal place of business of the Corporation. A failure to hold the annual meeting or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts.

Section 4. Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the Board of Directors, or the CEO (if any), the President (if any) and shall be called by the Chairman of the Board (if any), the Board of Directors, or the CEO (if any), or the President (if any) at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least fifty percent (50%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose(s) of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose(s) stated in the notice.

Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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Section 6. Notice of Meetings. Written or printed notice stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when addressed to the stockholder, at his or her address as it appears on the share transfer records of the Corporation, postage prepaid, and deposited in the United States mail. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by any other form of electronic transmission when directed to the stockholder.

Section 7. Voting List. The officer or agent having charge of the share transfer records of the Corporation shall prepare and make, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the course of the meeting. The original share transfer records shall be prima facie evidence as to the identity of those stockholders entitled to examine such voting list or transfer records or to vote at any meeting of stockholders. Failure to comply with the requirements of this Article II, Section 7 shall not affect the validity of any action taken at such meeting.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent, or dissent to a corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, prior to or at the time of such meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall also decide all questions with respect to the validity of such proxies, the qualification of voters, and the acceptance or rejection of votes.

No proxy shall be valid after three (3) years from the date of its execution, unless such proxy provides for a longer period. Each proxy, unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power, shall be revocable.

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Section 9. Voting; Elections. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall, on each matter submitted to a vote at a meeting of stockholders, have one vote for each share of stock entitled to vote thereon, which is registered in his or her name on the record date for such meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy.

All elections shall be determined by a plurality of the votes cast and, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the votes cast. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 10. Conduct of Meetings. All meetings of the stockholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board (if any) of the Corporation, or if, he or she is not present, the President of the Corporation, or if neither the Chairman of the Board nor President is present, a chairman elected at such meeting. The Secretary (if any) of the Corporation, if present, shall act as secretary of such meetings, or if he or she is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, as seem to him or her in order.

Section 11. Treasury Shares. Neither the Corporation nor any other person shall vote, directly or indirectly, at any meeting of stockholders, shares of the Corporation’s own stock owned by the Corporation, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and such shares shall not be counted for quorum purposes or in determining the number of outstanding shares.

Section 12. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required to be taken at a meeting of stockholders by law, the Certificate of Incorporation or these Bylaws, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent shall be delivered to the Corporation’s registered office; its principal place of business; or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature thereto and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first consent delivered to the Corporation in the manner required by this Article II, Section 12, written consents signed by a sufficient number of holders to take action are delivered to the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

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Electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder or by a person or persons authorized to act for a stockholder or proxy holder shall be deemed to be written, signed and dated for the purposes of this section, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.

Prompt notice of the taking of corporate action without a meeting, by less than a unanimous written consent, shall be given by the Secretary to those stockholders who did not consent in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Power; Number; Term of Office. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under, the direction of the Board of Directors.

Unless otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors or by the stockholders at an annual meeting of the stockholders (provided that no decrease in the number of directors that would have the effect of shortening the term of any incumbent director may be made by the Board of Directors). With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as provided in the Corporation’s Certificate of Incorporation or in this Article III, the directors shall be elected at the annual meeting of the stockholders by a plurality vote of the shares represented in person or by proxy (except as otherwise provided in any agreement among the stockholders of the Corporation) and each director elected shall hold office until his successor is elected and qualified unless he shall resign, become disqualified, disabled, or otherwise removed.

Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders or residents of the State of Delaware.

Section 2. Quorum; Required Vote for Director Action. Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, a majority of the total number of directors fixed by or in the manner provided in the Certificate of Incorporation or these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and the act of a majority of the directors present at such meeting at which a quorum is present shall be the act of the Board of Directors.

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Section 3. Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any) or in his or her absence by the President (if the President is a director) or by resolution of the Board of Directors.

Section 4. First Meeting. In connection with any annual meeting of stockholders at which directors are elected the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the place of such annual meeting of the stockholders. Notice of such meeting, at such time and place, shall not be required.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or, upon written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable, wireless or electronic transmission notice to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 3 hereof, need not state this purpose or purposes of such meeting, except as may otherwise be required by law, the Certificate of Incorporation or these Bylaws.

Section 7. Removal. Any one or more directors or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors for the particular directors being removed; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Section 8. Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the Certificate of Incorporation entitles the holders of any class or classes of stock or series thereof to elect one (1) or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

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If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

Section 9. Compensation. Unless otherwise provided in the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation, if any, of directors.

Section 10. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consents shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise provided in the Certificate of Incorporation, subject to the requirement for notice of such meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11. Advisory Board. The Board of Directors may appoint an advisory board (the “Advisory Board”) consisting of up to five (5) persons, who need not be Stockholders or members of the Board of Directors of the Corporation, and who need not reside in the State of Delaware. The Advisory Board will meet with the Board of Directors at such times as the Board of Directors may determine and shall advise the Board of Directors on the business affairs of the Corporation as shall have such other duties as determined from time to time by the Board of Directors. The Advisory Board members will not have any right to vote on matters brought to the Board of Directors or Stockholders, except in their capacity as individual Directors or Stockholders if applicable. Each Advisory Board member will serve for such term as is determined by the Board of Directors. Advisory Board members may be removed at any time and for any reason by the Board of Directors.

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ARTICLE IV

COMMITTEES

Section 1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including an Executive Committee, Audit Committee, and Nominating Committee, each such committee consisting of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors with regard to amending the Certificate of Incorporation (except that a committee may, to the extent authorized by the Certificate of Incorporation and the Delaware General Corporation Law, fix certain terms of stock to be issued by the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the Bylaws or adopting new Bylaws for the Corporation; unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law. In addition, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to Article IV, Section 1 hereof shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules and procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 3 of this Article IV, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution.

ARTICLE V

OFFICERS

Section 1. Number, Titles and Term of Office. The officers of the Corporation may consist of a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board, a Chief Executive Officer (“CEO”), and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

Section 2. Salaries. The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

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Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at any regular meeting, or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; and provided further that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5. Powers and Duties of the Chief Executive Officer. The CEO (if any), shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the CEO shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he or she shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him or her from time to time by the Board of Directors. The CEO will preside at all meetings of the stockholders in absence of a Chairman of the Board.

Section 6. Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the stockholders and of the Board of Directors; and he or she shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him or her from time to time by the Board of Directors.

Section 7. Powers and Duties of the President. Unless otherwise determined by the Board of Directors or the CEO, the President (if any) shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and he or she shall, in the absence of the Chairman of the Board or the CEO or if there be no Chairman of the Board and CEO, preside at all meetings of the stockholders and (if a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board of Directors or the CEO.

Section 8. Vice Presidents. Each Vice President (if any) shall perform such duties and have such powers as the Board of Directors, the CEO, or President may from time to time prescribe. In addition, in the absence of the President, or in the event of his or her inability or refusal to act, a Vice President designated by the Board of Directors, the CEO, or President or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the President, as the case may be; provided, however, that such Vice President shall not preside at meetings of the Board of Directors unless he is a director.

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Section 9. Treasurer. The Treasurer (if any) shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Board of Directors. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the CEO and the Board of Directors; the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 10. Assistant Treasurers. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to the office, together with such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Treasurer, the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer’s absence or inability or refusal to act.

Section 11. Secretary. The Secretary (if any) shall keep the minutes of all meetings of the Board of Directors, committees of directors and of the stockholders in books provided for such purpose; he or she shall give and serve all notices; he or she may, in the name of the Corporation, affix the seal of the Corporation to all contracts of the Corporation and attest thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Board of Directors; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the CEO and the Board of Directors.

Section 12. Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to the office, together with such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the chief executive officer, the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

Section 13. Action with Respect to Securities of Other Companies. Unless otherwise determined by the Board of Directors, the CEO shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of any other corporation, or with respect to any action of security holders thereof, in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

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ARTICLE VI

INDEMNIFICATION OF DIRECTORS

OFFICERS, EMPLOYEES AND AGENTS

Section 1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contractual rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification conferred in this Article VI could involve indemnification for negligence of the indemnified party or under theories of strict liability.

Section 2. Advance Payment. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation for the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 hereof who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

Section 3. Indemnification of Employees and Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions that it is required to indemnify and advance expenses to directors and officers under this Article VI; the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation, but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors or officers under this Article VI.

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Section 4. Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

Section 5. Nonexclusivity of Rights. The right to indemnification and advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Article VI, Section 3 hereof, may have or hereafter acquire under any law, provision of the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors otherwise.

Section 6. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI.

Section 7. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any grounds by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person required to be indemnified in accordance with this Article VI as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, to the full extent permitted by any applicable and valid portion of this Article VI to the fullest extent permitted by applicable law.

ARTICLE VII

CAPITAL STOCK

Section 1. Certificates of Stock. The shares of the capital stock of the Corporation shall be represented by certificates, provided, however, that the Board of Directors may determine by resolution that some or all of any or all the classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the name of the Corporation by the Chairman of the Board of Directors (if any) or the President or Vice President (if any), and by the Treasurer or an Assistant Treasurer (if any), or the Secretary or an Assistant Secretary (if any) of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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Section 2. Transfer of Shares. The shares of stock of the Corporation shall only be transferable on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Article VII, Section 5, hereof, if applicable). Upon surrender to the Corporation or a transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Article VII, Section 5 hereof, if applicable) and of compliance with any transfer restrictions applicable thereto contained in any agreement to which the Corporation is a party, or of which the Corporation has knowledge by reason of a legend with respect thereto placed upon any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the owner in fact thereof at that time for purposes of voting such shares, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent, exercising or waiving any preemptive rights, or giving proxies with respect to such shares; and, neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether or not that person possesses a certificate for those shares.

Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate which is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

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Section 3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, except with respect to notices of meetings of stockholders (with respect to which the provisions of Article II, Section 6 hereof apply) and except with respect to notices of special meetings of directors (with respect to which the provisions of Article III, Section 6 hereof apply) said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless or electronic transmission or (ii) by deposit of such postage prepaid notice, in a post office box addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation. Such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or a committee of directors need be specified in any written waiver of notice, unless so required by the Certificate of Incorporation or these Bylaws.

Section 4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the CEO, President or Secretary. The acceptance of such resignation shall not be necessary for its effectiveness, unless expressly so provided in the resignation.

Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures specifically authorized elsewhere in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used as determined by the Board of Directors.

Section 6. Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee thereof, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

ARTICLE IX

AMENDMENTS

The original or other Bylaws of the Corporation may be adopted, amended or repealed by the incorporators, by the initial directors if they are named in the Certificate of Incorporation, or, before the Corporation has received any payment for any of its stock, by its Board of Directors. After the Corporation has received any payment for any of its stock, the power to adopt, amend or repeal these Bylaws shall reside in the stockholders entitled to vote; provided, however, the Corporation may, in the Certificate of Incorporation, confer the power to adopt, amend or repeal these Bylaws upon the directors. The fact that such power has been so conferred upon the directors, shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

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